Exhibit 10.41

SECURITIES EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of this 1st day of July, 2010, by and between Global Entertainment Holdings, Inc., a Nevada corporation (“GBHL”) and Global Renaissance Entertainment Group, Inc., a Nevada corporation (“GREG”).

WHEREAS, the parties have previously entered into a Joint Venture Agreement on October 19, 2009 (the “JVA”), which provided that the parties would effect an exchange of shares of their respective companies; and

WHEREAS, the parties now desire to effect such exchange of shares provided for in the JVA whereby GBHL will acquire a 5% ownership in GREG and GREG will acquire 110,000 shares of GBHL Common Stock in accordance with the terms and conditions set forth in this Agreement;

NOW, THEREFORE, on the stated premises and for and in consideration of the foregoing recitals, which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
EXCHANGE OF SECURITIES

1.1           Issuance of Shares.  Subject to all of the terms and conditions of this Agreement, GBHL agrees to issue to GREG 110,000 shares of its Common Stock (the “GBHL Common Stock”) in exchange for an undiluted interest which shall be adjusted to maintain a five percent (5%) ownership in GREG (the “GREG Common Stock”).

1.2           Registration Requirements.  The parties hereto intend that the Common Stock to be issued by GBHL to GREG shall be subject to the registration requirements of the Securities Act of 1933, as amended (the “Act”), and pursuant to applicable state statutes. All certificates representing shares of the Common Stock to be delivered hereunder shall bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

1.3           GBHL’s 5% Share Ownership of GREG. GREG represents and warrants that the GREG Common Stock is not subject to any lien, encumbrance or pledge other than as disclosed therein, and will be transferred and registered in the name of GBHL free and clear of any liens or encumbrances.  Arthur Wylie, as the Managing Member of GREG, represents and warrants that he has the authority to transfer the abovementioned GREG Common Stock to GBHL.

1.4           Investment Intent.  The Managing Member of GREG acknowledges that the GBHL Common Stock is being offered to GREG in reliance upon the exemption provided under Section 4(2) of the Act for nonpublic offerings and that the shares of GBHL Common Stock being received by GREG are “restricted securities” as such term in defined in Rule 144 of the Act. The Managing Member of GREG, on behalf of GREG, represents and warrants the following:

(a)           The Shares are being acquired solely for the benefit of GREG, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the GBHL Shares.

(b)           GREG agrees not to dispose of GBHL Shares or any portion thereof unless and until counsel for GBHL has determined that the intended disposition is permissible under Rule 144 of the Act or other exemption from applicable securities laws or pursuant to a registration under the Act.

(c)           GREG acknowledges that GBHL has made all documentation pertaining to all aspects of this share exchange transaction available to GREG, and to its qualified representatives, if any, and has offered such person or persons an opportunity to discuss the agreement with the officers of GBHL.

1.5           Legend.  The parties agree that the certificates evidencing GBHL Shares acquired pursuant to this Agreement will have a restrictive legend placed thereon referring to the restrictions on transfer herein.

1.6           Tax Free Exchange.  The parties hereto intend that the exchange herein be tax-free pursuant to Section 368 of the Internal Revenue Code of 1986.  No revenue ruling or opinion of counsel is being sought in this regard and such tax treatment is not a condition to Closing herein.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF GBHL

GBHL hereby represents and warrants to GREG that:

2.1           Organization and Business.  GBHL is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2           Capital.  The authorized capital stock of GBHL consists of 230,000,000 shares of Common Stock, $.001 par value, and 20,000,000 shares of Preferred Stock, $.001 par value.  As of the date hereof there are 23,077,844 shares of Common Stock and 10,490,314 shares of Preferred Stock currently issued and outstanding.  All of the issued and outstanding shares of GBHL are duly and validly issued, fully paid, and non-assessable.  All of such outstanding shares have been issued in compliance with all applicable securities laws.

2.3           Subsidiaries.  GBHL owns the following Nevada entities: 100% of Global Universal Film Group, Inc., 100% of Global Universal Entertainment, Inc., 51% of Global Renaissance Funding, LLC, and 30% of Global Universal Pictures, Inc., a Canadian corporation.  Additionally, Global Universal Film Group, Inc., a wholly-owned subsidiary of GBHL, owns 100% of the following Louisiana entities: Global Universal Film Productions, LLC., Global Universal Film Finance, LLC., and Global Universal Mavericks In Toyland, LLC.

2.4           Business  GBHL conducts its business substantially as set forth in its most recent annual report on Form 10-K (filed with the SEC in April of 2010), as well as additional public filings made with the Securities and Exchange Commission, copies of which have been delivered to GREG.

2.5           Financial Statements.  The management of GREG has had the opportunity to review the financial books and records of GBHL, contained in the public filings referred to above, to their complete satisfaction. GBHL represents and warrants the following: that such books and records are true and correct and fairly present the financial position of GBHL as of the date of the last balance sheet included in the financial statements, and the results of operation for the periods indicated; that the financial statements of GBHL have been prepared in accordance with generally accepted accounting principles and practices consistently followed by GBHL throughout the period indicated, and fairly present the financial position of GBHL as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated have been properly prepared and timely filed with the Securities and Exchange Commission.

2.6           Absence of Undisclosed Liabilities.  GBHL did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its last balance sheet or in the financial notes appended thereto.

2.7           Compliance with Laws.  GBHL has complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance or regulation and the Federal Food and Drug Administration regulations) affecting its properties, products or the operation of its business, except for matters which would not have a material affect on GBHL or its operations.

2.8           Litigation.  GBHL is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of GBHL, threatened against or affecting GBHL or its business, assets or financial condition, except for matters which would not have a material affect on GBHL or its properties.  GBHL is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. GBHL is not engaged in any lawsuits to recover any material amount of monies due to it.

2.9           Ownership of Shares.   The delivery of the GBHL Common Stock as contemplated herein will be duly and validly issued, fully paid and non-assessable.

ARTICLE 3
FURTHER REPRESENTATIONS AND WARRANTIES BY GREG

GREG represents and warrants to GBHL that:

3.1           Organization.  GREG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all necessary powers and rights to own properties and to carry on its business.

3.2           Capital.  The authorized capital stock of GREG consists of 75,000 shares of common stock, $1.00 par value per share.  As of the date hereof there are 100 shares of GREG’s common stock issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating GREG to issue or to transfer from treasury any additional shares of its capital stock of any class. All of such GREG shares have been issued in compliance with all applicable state law.

3.3           Subsidiaries.  GREG does not have any subsidiary interests in corporations or own any interest in any other enterprise (whether or not such enterprise is a corporation), other than as set forth under Exhibit 3.3, attached hereto and made a part of this Agreement.

3.4           Financial Statements.   GREG represents and warrants that any copies of its books and records, as delivered to GBHL prior to Closing, are true and correct and fairly present the financial position of GREG as of the date of the last balance sheet included in the financial statements, and the results of operation for the periods indicated.  The financial statements of GREG fairly present the financial position of GREG as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated. GREG represents that it will deliver a copy of its financial books and records to the management of GBHL for its review prior to Closing the transaction contemplated by this Agreement.

3.5           Absence of Changes.  Since the date of GREG’s last balance sheet, there has not been any material change in the financial condition or operations of GREG, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

3.6           Compliance with Laws.  To GREG’s knowledge it has complied with, and is not in violation of any applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental, securities or other law, ordinance, or regulation) affecting its properties or the operation of its business.

3.7           Litigation.  GREG is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best of its knowledge there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation threatened against or affecting GREG or its business, assets, or financial condition.  GREG is not aware of any default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

3.8           Authority.  The management of GREG has authorized the execution of this Agreement and the transactions contemplated herein, and GREG has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of GREG, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.9           Ability to Carry Out Obligations.  As of the Closing, the execution and delivery of this Agreement by GREG and the performance by GREG will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which GREG is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GREG, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of GREG.

3.10           Validity of the GREG Common Stock.  The GREG Common Stock to be delivered pursuant to this Agreement, transferred in accordance with the provisions of this Agreement, will be duly authorized, validly issued, non-assessable, and will constitute a true and undiluted ownership interest in GREG by GBHL.

3.11           Intellectual Property Rights.  GREG has the sole and irrevocable rights to adapt the literary works of the author Omar Tyree books into feature-length motion pictures.  Further, GREG warrants that no other company, person or entity has ownership to the film rights of any Omar Tyree brand books or novels as of the date hereof.

ARTICLE 4
COVENANTS

4.1           Investigative Rights.  From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party’s counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments, and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.

4.2           Conduct of Business.  Prior to the Closing, GBHL and GREG shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business.  Neither GBHL or GREG shall amend its respective Articles of Incorporation/Certificate of Organization or Bylaws/Operating Agreement, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 5
CONDITIONS PRECEDENT TO GBHL’S PERFORMANCE

5.1           Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties made by each of the parties in this Agreement, or in any written statement that shall be delivered hereunder, shall be true and accurate on and as of the Closing Date as though made at that time.

5.2           Performance. Each of the parties shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

5.3           Absence of Litigation.  No materially adverse action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against either of the parties on or before the Closing Date.

5.4           Financial Information.  GREG shall have supplied the financial information detailed under Section 3.4 above to the management of GBHL.

ARTICLE 6
CLOSING

6.1           Closing.  The Closing of this transaction shall be held at the offices of GBHL, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In event the Closing herein has not been completed by July 31, 2010, either party hereto may terminate this agreement and in such event this agreement shall be null and void. At the Closing:

(a)           GREG shall present a stock certificate to GBHL confirming that the GREG Common Stock has been duly authorized, issued and registered in the name of GBHL, and such certificate shall be signed by the Chief Executive Officer of GREG.  Further, GREG shall present to GBHL: (i) a certified copy of the Operating Agreement for GREG, which has been revised to confirm that GREG has duly authorized the proper issuance of an undiluted interest, which shall be adjusted to maintain a five percent ownership in GREG, to GBHL; (ii) a copy of GREG’s corporate minute book; and (iii) a copy of GREG’s stock transfer book and records and a shareholders’ list showing the outstanding certificates in GREG dated as of the Closing.

(b)           GBHL shall deliver a stock certificate to GREG confirming that the GBHL Common Stock has been duly authorized, issued and registered in the name of GREG.  Further, GBHL shall deliver a signed consent and/or Minutes of the Directors of GBHL approving this Agreement and authorizing the execution hereof and all other actions required to be taken by GBHL hereunder.

ARTICLE 7
MISCELLANEOUS

7.1           Captions.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.2           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.3           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

7.4           Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

7.5           Choice of Law.  This Agreement and its application shall be governed by the laws of the State of Nevada.

7.6           Counterparts.  Intentionally Deleted—See Paragraph 7.15 below.

7.7           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To GBHL:	Global Entertainment Holdings, Inc.
Raleigh Studios, Suite B-116
650 N. Bronson Ave.
Los Angeles, CA 90004
Attn.: Gary Rasmussen, CEO

To GREG:	Global Renaissance Entertainment Group, Inc.
13636 Ventura Blvd. #171
Sherman Oaks, CA 91423
Attn.: Arthur Wylie, CEO & Sole Director

7.8           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.9           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.10           Announcements.  GBHL and GREG will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

7.11           Expenses.  Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

7.12           Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

7.13           Exhibits.  As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto.  Any material changes to the Exhibits shall be immediately disclosed to the other parties.

7.14           Arbitration of Disputes  Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled in Las Vegas, Nevada by binding arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys’ fees and expenses of their respective counsel.

7.15           Counterparts and Electronic Transmission.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. Any counterpart of this Agreement may be executed by transmission of a signed signature page by fax or e-mail.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.

AGREED TO AND ACCEPTED, as of the date first written above.

Global Entertainment Holdings, Inc.	Global Renaissance Entertainment Group, Inc.

By: /s/ Gary Rasmussen	By: /s/ Arthur Wylie
Gary Rasmussen, CEO	Arthur Wylie, CEO

EXHIBIT 1.1A

SHAREHOLDER LIST OF
GLOBAL RENAISSANCE ENTERTAINMENT GROUP, INC.
A Nevada Corporation

SHAREHOLDER	No. SHARES
Arthur Wylie	90 shares
Dale Godboldo	5 shares
Global Entertainment Holdings, Inc.	5 shares

EXHIBIT 3.3

SUBSIDIARIES OF
GLOBAL RENAISSANCE ENTERTAINMENT GROUP, INC.
A Nevada Corporation

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